As filed with the Securities and Exchange Commission on July 28, 2026

Registration No. 333-296318

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 5 to

FORM F-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TICKETPLUS LTD.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Alonso de Córdova 5320, Piso 16

Las Condes, Región Metropolitana

Santiago, Chile

+1 (772) 240-6785

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Louis A. Bevilacqua, Esq. Bevilacqua PLLC 800 Connecticut Avenue, NW, Suite 300 Washington, DC 20006 (202) 869-0888	Lawrence Metelitsa, Esq. Soyoung Lee, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4402

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

            Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Ticketplus Ltd. (the “Company”) is filing this Amendment No. 5 to its registration statement on Form F-1 (File No. 333-296318) (the “Registration Statement”) for the sole purpose of filing Exhibit 5.1. Accordingly, this Amendment No. 5 consists solely of the cover page, this explanatory note, Part II of the Registration Statement, Exhibit 5.1 and the signature pages. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment No. 5 filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association will provide that our officers and directors will be indemnified by us to the fullest extent permitted by law, as it now exists or may in the future be amended, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

Under the form of indemnification agreement filed as an exhibit to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement filed as an exhibit to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

In the past three years, we have issued and sold the securities described below without registering the securities under the Securities Act.

On December 3, 2025, we issued one Class B Ordinary Share to Mourant Nominees (Cayman) Limited for total consideration of $0.0001, in connection with the incorporation of Ticketplus Ltd. On December 15, 2025, this share was repurchased by the Company and cancelled.

On December 15, 2025, we entered into a contribution agreement with Yethro Dinamarca Santelices, Chien-Fu Chen Chen, and Sebastián Orellana Moreno, the shareholders of Ticketplus Group SpA, pursuant to which the shareholders contributed all issued and outstanding ordinary shares of Ticketplus Group SpA to Ticketplus Ltd. in consideration for the allotment and issuance by Ticketplus Ltd. of an aggregate of 10,000,000 Class B Ordinary Shares and 189,525 Class A Ordinary Shares. As a result, Ticketplus Group SpA became our wholly-owned subsidiary.

On March 16, 2026, we, with the approval of our shareholders, redesignated all of our authorized (issued and unissued) Class A Ordinary Shares and Class B Ordinary Shares into a single class of Ordinary Shares on a one-to-one basis. Following the redesignation, we had an aggregate of 10,189,525 Ordinary Shares issued and outstanding.

No underwriters were involved in these issuances. Unless otherwise stated above, the above issuances were exempt from registration under the Securities Act as they were issued to (i) “accredited investors” as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act, and/or Rule 506(b) of Regulation D promulgated thereunder, or (ii) non-U.S. persons made in compliance with the provisions of Regulation S promulgated under the Securities Act.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form F-1 filed on June 30, 2026)
2.1	Contribution Agreement between Ticketplus Ltd., Yethro Dinamarca Santelices, Chien-Fu Chen Chen, and Sebastián Orellana Moreno, dated December 15, 2025 (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form F-1 filed on May 28, 2026)
3.1	Memorandum and Articles of Association of Ticketplus Ltd. (effective until March 16, 2026) (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-1 filed on May 28, 2026)
3.2	Amended and Restated Memorandum and Articles of Association of Ticketplus Ltd. (currently effective) (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1 filed on May 28, 2026)
3.3	Amended and Restated Memorandum and Articles of Association of Ticketplus Ltd. (to be effective upon the effectiveness of this registration statement) (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form F-1 filed on July 2, 2026)
5.1*	Opinion of Mourant Ozannes (Cayman) LLP
10.1	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form F-1 filed on May 28, 2026)
10.2†	Form of Independent Director Agreement (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form F-1 filed on May 28, 2026)
10.3†	Ticketplus Ltd. 2026 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form F-1 filed on May 28, 2026)
10.4†	Form of Share Option Agreement for Ticketplus Ltd. 2026 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form F-1 filed on May 28, 2026)
10.5†	Form of Restricted Shares Award Agreement for Ticketplus Ltd. 2026 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form F-1 filed on May 28, 2026)
10.6†	Form of Restricted Share Unit Award Agreement for Ticketplus Ltd. 2026 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form F-1 filed on May 28, 2026)
10.7†	English Translation of Form of Employment Agreement for Executive Officers (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form F-1 filed on June 30, 2026)
10.8	English Translation of Loan Agreements with Banco Estado (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form F-1 filed on May 28, 2026)
10.9	English Translation of Loan Agreements with Banco Itaú (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form F-1 filed on May 28, 2026)
10.10	English Translation of Loan Agreements with Banco Santander (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form F-1 filed on May 28, 2026)
10.11	English Translation of Sublease Agreement with Inmobiliaria e Inversiones Genau SpA (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form F-1 filed on May 28, 2026)
10.12†	Form of Restricted Share Agreement Outside 2026 Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form F-1 filed on June 12, 2026)
14.1	Code of Ethics and Business Conduct (incorporated by reference to Exhibit 14.1 to the Registration Statement on Form F-1 filed on May 28, 2026)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registration Statement on Form F-1 filed on May 28, 2026)
23.1	Consent of CEYA Chile (incorporated by reference to Exhibit 23.1 to the Registration Statement on Form F-1 filed on July 21, 2026)
23.2	Consent of Baker Tilly Paraguay (incorporated by reference to Exhibit 23.2 to the Registration Statement on Form F-1 filed on July 21, 2026)
23.3	Consent of Mourant Ozannes (Cayman) LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 filed on May 28, 2026)
99.1	Audit Committee Charter (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form F-1 filed on June 30, 2026)
99.2	Compensation Committee Charter (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form F-1 filed on June 30, 2026)
99.3	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form F-1 filed on June 30, 2026)
99.4	Consent of Christopher Gardner to be named as a director nominee (incorporated by reference to Exhibit 99.4 to the Registration Statement on Form F-1 filed on June 12, 2026)
99.5	Consent of Richard Ingrassia to be named as a director nominee (incorporated by reference to Exhibit 99.5 to the Registration Statement on Form F-1 filed on June 12, 2026)
99.6	Consent of Tania Sutin Bleiberg to be named as a director nominee (incorporated by reference to Exhibit 99.6 to the Registration Statement on Form F-1 filed on June 12, 2026)
107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Registration Statement on Form F-1 filed on July 21, 2026)

*	Filed herewith.
†	Executive compensation plan or arrangement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santiago, Chile on July 28, 2026.

Ticketplus Ltd.

By:	/s/ Chien-Fu Chen Chen
Name:	Chien-Fu Chen Chen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chien-Fu Chen Chen	Chief Executive Officer (Principal Executive Officer) and Director	July 28, 2026
Chien-Fu Chen Chen

/s/ Joaquín Jadue	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2026
Joaquín Jadue

/s/ Yethro Dinamarca Santelices	Director and Chair of the Board	July 28, 2026
Yethro Dinamarca Santelices

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Ticketplus Ltd. has signed this registration statement or amendment thereto in New York on July 28, 2026.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.